UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2022

PORCH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39142	83-2587663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 1st Avenue South, Suite 300
Seattle, Washington	98134
(Address of principal executive offices)	(Zip Code)

(855) 767-2400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	PRCH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2022 after the filing of the Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (such time, the “Effective Date”), the Board of Directors (the “Board”) of Porch Group, Inc. (the “Company”) approved the appointment of Sean Kell, effective March 17, 2022, to fill a vacancy on the Board and to join committees of the Board as noted herein.

Mr. Kell has been designated as a Class I director, whose term will expire at the Company’s annual meeting of stockholders in 2024. Mr. Kell was appointed to the Compensation Committee and the Mergers and Acquisitions Committee. The Board has determined that Mr. Kell satisfies the independence criteria set forth in the Nasdaq rules, and is therefore “independent” for purposes of serving on the Board. Further, the Board has determined that Mr. Kell satisfies the additional independence requirements of Nasdaq and the Securities Exchange Act of 1934, as amended, for service on the Compensation Committee.

On March 11, and March 16, 2022, respectively, Javier Saade and Chris Terrill each notified the Company of their decision to resign from the Board and the respective committees of the Board on which they serve, effective March 17, 2022. As such, the Board appointed Regi Vengalil, currently Chair of the Mergers and Acquisitions Committee of the Board, as the Company’s Lead Independent Director. Mr. Saade had previously served in this role. Information about Board committee composition and committee chair roles appears on the Company’s Investor Relations website.

In connection with his appointment to the Board, Mr. Kell will be compensated for his service on the Board in the same manner as the Company’s other non-employee directors, including an annual cash retainer and an annual grant of restricted stock units. The Company’s Non-Employee Director Compensation Policy was filed with the U.S. Securities and Exchange Commission (the “SEC”) as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q on August 16, 2021. The Company also will enter into its standard form of indemnification agreement with Mr. Kell, a copy of which was previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on December 31, 2020.

There are no arrangements or understandings between Mr. Kell and any other persons pursuant to which he was selected as a director of the Company, and there are no transactions between Mr. Kell and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

A copy of the Company’s press release dated March 16, 2022 announcing the foregoing director appointment (including new director biographical information) and resignations is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated March 16, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORCH GROUP, INC.

By:	/s/ Matthew Cullen
	Name:	Matthew Cullen
	Title:	General Counsel

Date: March 16, 2022